UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

Hut 8 Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41864	92-2056803
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Avenue, Suite 1500, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 798-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HUT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2024, Hut 8 Mining Corp., a British Columbia corporation (the “Hut 8 Mining” or the “Borrower”), a wholly owned subsidiary of Hut 8 Corp. (the “Company”) entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) between Hut 8 Mining, as borrower, and Coinbase Credit, Inc. (“Coinbase”), as lender, collateral agent, and administrative agent. The Amended and Restated Credit Agreement amended and restated the Company’s existing credit agreement with Coinbase, originally entered into on or about June 26, 2023 (the “2023 Credit Agreement”).

The Amended and Restated Credit Agreement amends and restates the 2023 Credit Agreement to, among other things: (i) make available to the Borrower for drawing during the applicable period a loan D facility of $15.0 million; (ii) establish a right for Coinbase to deliver a partial repayment notice to the Borrower if the price of Bitcoin on Coinbase’s digital currency exchange platform (the “Prevailing Market Value”) is less than the higher of (x) $25,000 and (y) 60% of the Prevailing Market Value on the effective date of the Amended and Restated Credit Agreement, requiring the Borrower to prepay $15.0 million in principal with any accrued and unpaid interest, plus a pro rata proportion of any other amounts owing under the Amended and Restated Credit Agreement and related documents; and (iii) establish that no early termination fee must be paid by the Borrower to Coinbase if (x) the Borrower gives notice to prepay the loan in full within 24 hours after commencement of a deleveraging period where the Prevailing Market Value is less than 60% of the Prevailing Market Value on the effective date of the 2023 Credit Agreement, (y) the termination is in connection with a requirement to prepay $15.0 million in principal pursuant to the Amended and Restated Credit Agreement, or (z) the Ontario Securities Commission requires termination of the loan. Under the terms of the Amended and Restated Credit Agreement, amounts that are borrowed will bear interest at a rate equal to (a) the greater of (i) the federal funds rate on the date of the applicable borrowing and (ii) 3.25%, plus (b) 5.0%. The funds made available pursuant to the Amended and Restated Credit Agreement are expected to be used for general corporate purposes. The credit facility established by the Amended and Restated Credit Agreement matures 364 days after the date of the first borrowing.

The Borrower’s obligations under the Amended and Restated Credit Agreement are guaranteed by the Company and secured by the Borrower’s interest in certain Bitcoin held in the custody of Coinbase Custody Trust Company, LLC.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated as of January 12, 2024 between Hut 8 Mining Corp. and Coinbase Credit, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUT 8 CORP.
Date: January 19, 2024	(Registrant)

	By:	/s/ Aniss Amdiss
		Name:	Aniss Amdiss
		Title:	Chief Legal Officer and Corporate Secretary

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